
YUKON
N. W. T.
U. S. A.
ALBERTA
Fort St. John
Prince Rupert
Prince George
Williams Lake
Kamloops
Vernon
Kelowna
Penticton
Cranbrook
Campbell River
Vancouver
Victoria
U. S. A.
Elton Property
0
100
200
300
400
500
kilometres

DISCOVERY Consultants	Louise H. Robinson
Elton Property	Location Map

Date:	Project:	Scale:	N.T.S.:	Mining Div:	Figure:
July 18, 2007	805	1:10000000	BC	Kamloops MD	1